Exhibit 99.1

The J. M. Smucker Company Announces Fiscal 2016 Fourth Quarter Results and Fiscal 2017 Outlook

ORRVILLE, Ohio, June 9, 2016 -- The J. M. Smucker Company (NYSE: SJM) today announced results for the fourth quarter ended April 30, 2016, of its 2016 fiscal year. All comparisons are to the fourth quarter of the prior fiscal year, unless otherwise noted.

EXECUTIVE SUMMARY

•	Net sales increased 25 percent in the fourth quarter, reflecting the incremental contribution from Big Heart Pet Brands (“Big Heart”), acquired during the fourth quarter of fiscal 2015, and growth within the U.S. Retail Coffee segment. Net sales adjusted for noncomparable items increased 5 percent.
•	Net income per diluted share increased to $1.61 in the fourth quarter, including a noncash deferred tax benefit of $50.5 million, or $0.42 per share. This compares to a net loss per diluted share of $0.82 in the prior year, which was impacted by financing activities and purchase accounting adjustments related to the Big Heart acquisition. For the full year, net income per diluted share was $5.76.
•	Non-GAAP income per diluted share was $1.86 in the fourth quarter, compared to a non-GAAP loss per diluted share of $0.41 in the prior year. For the full year, non-GAAP income per diluted share was $6.57. Both current year measures include the $0.42 per share deferred tax benefit. The full-year measure also includes the $0.15 per share gain on the U.S. canned milk divestiture that occurred in the third quarter.
•	Cash provided by operating activities was $335.5 million in the fourth quarter, compared to $221.6 million in the prior year.
•	The Company provided its fiscal 2017 net sales and earnings outlook, with net sales expected to decrease 1 percent. Adjusted non-GAAP income per diluted share is expected to range from $7.60 to $7.75. This measure is not comparable to the non-GAAP income per diluted share measure above, as it excludes amortization expense.

EXECUTIVE LEADERSHIP REMARKS

“We concluded 2016 with a strong fourth quarter, as the Company achieved record sales, earnings, and cash flow for the full fiscal year,” said Richard Smucker, Executive Chairman. “We are proud of the numerous accomplishments this past year. These include the successful introduction of Dunkin’ Donuts® K-Cup® pods and other on-trend products, providing lower pricing on Folgers® coffee, expanding distribution for the Natural Balance® brand, completing a seamless integration of the Big Heart acquisition, and exceeding our synergy and working capital targets. These achievements reflect the Company’s long-term focus, strong brand portfolio, the dedication of our employees, and our ability to execute.”

“As we start the new fiscal year, we look to continue our momentum and are confident in achieving another year of strong earnings growth,” added Mark Smucker, Chief Executive Officer. “We are excited about our plans for fiscal 2017, which include building on our product innovation activities and sponsoring the U.S. Olympic and Paralympic Teams as they prepare for the 2016 Olympic Games in Rio. We have clear visibility to achieving an incremental $100 million in synergies this fiscal year. Behind these and other initiatives, we are well-positioned to continue our history of delivering long-term growth and shareholder value.”

FOURTH QUARTER CONSOLIDATED RESULTS

	Three Months Ended April 30,
	2016	2015	% Increase
	(Dollars and shares in millions, except per share data)

Net sales	$1,807.6	$1,447.1	25%

Operating income	$246.1	$70.5	249%
Non-GAAP operating income	280.8	139.0	102%

Net income (loss) per common share - assuming dilution	$1.61	$(0.82)	n/m
Non-GAAP income (loss) per common share - assuming dilution	1.86	(0.41)	n/m
Adjusted non-GAAP income (loss) per common share - assuming dilution	2.23	(0.20)	n/m

Weighted-average shares outstanding – assuming dilution	118.8	109.6	8%

Results for the three months ended April 30, 2016 and 2015, include the operations of Big Heart, since the completion of the acquisition on March 23, 2015. Results for the three months ended April 30, 2015, include the Company’s former U.S. canned milk business which was divested on December 31, 2015. Adjusted non-GAAP income (loss) per diluted share excludes the impact of amortization, a noncash item.

Net sales increased $360.5 million, reflecting a $336.9 million noncomparable contribution from Big Heart. Excluding the impact of noncomparable Big Heart sales, foreign currency exchange, and the U.S. canned milk divestiture, net sales increased $67.2 million, or 5 percent. Favorable volume/mix contributed 5 percentage points to net sales, primarily attributable to Dunkin’ Donuts® K-Cup® pods. Net price realization was slightly lower, reflecting lower net pricing on coffee, which was mostly offset by increases in several other categories.

Gross profit increased $257.4 million, or 60 percent, primarily due to the incremental contribution from Big Heart and the prior year unfavorable impact of a $47.0 million fair value purchase accounting adjustment to acquired Big Heart inventory. Excluding these items, gross profit increased, as the impact of lower net pricing was more than offset by a reduction in commodity costs, primarily attributed to green coffee. Favorable volume/mix also contributed.

Selling, distribution, and administrative expenses increased $63.6 million, or 22 percent, primarily driven by the incremental impact of Big Heart and higher incentive compensation costs. Amortization expense also increased.

Operating income increased $175.6 million, or 249 percent, including the incremental contribution from Big Heart and the impact of the prior year purchase accounting adjustment related to inventory.

On a non-GAAP basis, gross profit increased $221.9 million, or 48 percent, and operating income increased $141.8 million, or 102 percent.

Net interest expense increased $11.0 million, due to the incremental impact of acquisition-related debt issued in the fourth quarter of 2015. Prior year results also included other debt costs of $173.3 million, primarily related to the early redemption of the Company’s senior private placement notes. Income taxes increased $58.7 million due to an increase in income before income taxes, partially offset by the $50.5 million noncash deferred tax benefit related to the integration of Big Heart.

Cash provided by operating activities was $335.5 million, compared to $221.6 million in the prior year. The change in operating cash flow was primarily attributed to an increase in net income, adjusted for noncash items, notably depreciation and amortization.

FISCAL 2017 OUTLOOK

The Company provided its fiscal 2017 guidance as summarized below:

Net sales (year-over-year change)	-1%
Adjusted non-GAAP income per common share - assuming dilution	$7.60 - $7.75
Free cash flow	$1.0 billion
Capital expenditures	$240 million
Effective tax rate	34.0%

Net sales are expected to decrease 1 percent from fiscal 2016, reflecting the U.S. canned milk divesture. Excluding the impact of the divesture, net sales are expected to increase 1 percent. Adjusted non-GAAP income per diluted share is expected to range from $7.60 to $7.75, based on 116.6 million shares outstanding, reflecting the Company’s repurchase of 3.4 million shares in the fourth quarter of fiscal 2016. Included in earnings guidance is $100 million of incremental synergies in fiscal 2017. Amortization expense of $208 million, or $1.18 per diluted share, is excluded from earnings guidance.

FOURTH QUARTER SEGMENT RESULTS

Dollar amounts in the segment tables below are reported in millions.

U.S. Retail Coffee

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY16 Q4 Results	$512.6	$153.2	29.9%
Change vs prior year	9%	39%	650	bps

Segment net sales increased $44.0 million. Favorable volume/mix contributed 13 percentage points of growth, driven by the Dunkin’ Donuts® brand. The Folgers® brand also contributed to favorable volume/mix, as growth for mainstream roast and ground offerings more than offset declines in Folgers® K-Cup® pods. Favorable volume/mix for the segment was slightly offset by lower net price realization for the Folgers® brand. Segment profit increased $43.3 million reflecting the net benefit of lower commodity costs and pricing and the contribution from Dunkin’ Donuts® K-Cup® pods. These factors were slightly offset by an increase in marketing expense.

U.S. Retail Consumer Foods

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY16 Q4 Results	$473.7	$89.0	18.8%
Change vs prior year	(2%)	(6%)	-80	bps

Segment net sales decreased $9.5 million, reflecting the impact of $31.5 million of noncomparable net sales in the prior year related to the divested U.S. canned milk business. Excluding the impact of the divestiture, net sales increased 5 percent. Net price realization was higher, primarily attributable to the Jif® and Pillsbury® brands. Favorable volume/mix contributed 2 percentage points of growth, driven by Jif® peanut butter and Smucker’s® Uncrustables® frozen sandwiches. Segment profit decreased $5.8 million, primarily reflecting the loss of U.S. canned milk profits.

U.S. Retail Pet Foods

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY16 Q4 Results	$562.9	$116.6	20.7%

Segment net sales of $562.9 million represented an approximate 3 percent increase compared to the fourth quarter of the prior year, including Big Heart’s sales occurring prior to the completion of the acquisition. The net sales increase was primarily driven by growth in the Natural Balance® brand and pet snacks, partially offset by declines in mainstream dog food. Segment profit margin of 20.7 percent represented a sequential 370 basis point increase compared to the third quarter of fiscal 2016, primarily reflecting a decrease in marketing expense.

International and Foodservice

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY16 Q4 Results	$258.4	$33.0	12.8%
Change vs prior year	1%	8%	90	bps

Segment net sales increased $2.2 million. Volume/mix was favorable, contributing 4 percentage points of growth to net sales, primarily attributed to Foodservice. This was mostly offset by an unfavorable $7.0 million impact of foreign currency exchange and a slight decline in net price realization. Noncomparable sales in the current year of $6.1 million related to Big Heart were mostly offset by $5.1 million of noncomparable sales in the prior year related to the divested U.S. canned milk business. Segment profit increased $2.4 million, benefiting from favorable volume/mix, partially offset by higher costs attributed to sourcing certain products from the U.S., reflecting the impact of a weaker Canadian dollar compared to a year ago.

Conference Call

The Company will conduct an earnings conference call and webcast today, June 9, 2016, beginning at 8:30 a.m. Eastern time. To access the webcast, please visit jmsmucker.com/investor-relations.

The J. M. Smucker Company Forward-Looking Statements

This press release contains forward-looking statements, such as projected net sales, operating results, earnings, and cash flows that are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. The risks, uncertainties, important factors, and assumptions listed and discussed in this press release, which could cause actual results to differ materially from those expressed, include: the ability to achieve synergies and cost savings related to the Big Heart acquisition in the amounts and within the time frames currently anticipated and to effectively manage the related integration costs; the ability to generate sufficient cash flow to meet the Company's deleveraging objectives; volatility of commodity, energy, and other input costs; risks associated with derivative and purchasing strategies employed to manage commodity pricing risks; the availability of reliable transportation on acceptable terms; the ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in the businesses, including the introduction of new products; general competitive activity in the market, including competitors' pricing practices and promotional spending levels; the impact of food security concerns involving either the Company's or its competitors' products; the impact of accidents, extreme weather, and natural disasters; the concentration of certain of the Company's businesses with key customers and suppliers, including single-source suppliers of certain raw materials and finished goods, and the ability to manage and maintain key relationships; the timing and amount of capital expenditures and share repurchases; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets; the impact of new or changes to existing governmental laws and regulations and their application; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency and interest rate fluctuations; and risks related to other factors described under "Risk Factors" in other reports and statements filed with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K. The Company undertakes no obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.

About The J. M. Smucker Company

For nearly 120 years, The J. M. Smucker Company has been committed to offering consumers quality products that bring families together to share memorable meals and moments. Today, Smucker is a leading marketer and manufacturer of consumer food and beverage products and pet food and pet snacks in North America. In consumer foods and beverages, its brands include Smucker's®, Folgers®, Jif®, Dunkin’ Donuts®, Crisco®, Pillsbury®, R.W. Knudsen Family®, Hungry Jack®, Café Bustelo®, Martha White®, truRoots®, Sahale Snacks®, Robin Hood®, and Bick’s®. In pet food and pet snacks, its brands include Meow Mix®, Milk-Bone®, Kibbles 'n Bits®, Natural Balance®, and 9Lives®. The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth, and Independence established by its founder and namesake more than a century ago. For more information about the Company, visit jmsmucker.com.

The J. M. Smucker Company is the owner of all trademarks referenced herein, except for the following, which are used under license: Pillsbury® is a trademark of The Pillsbury Company, LLC and Dunkin' Donuts® is a registered trademark of DD IP Holder, LLC.

Dunkin' Donuts® brand is licensed to The J. M. Smucker Company for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores.  This information does not pertain to Dunkin' Donuts® coffee or other products for sale in Dunkin' Donuts® restaurants. K-Cup® is a trademark of Keurig Green Mountain, Inc., used with permission.

Contacts:

The J. M. Smucker Company: (330) 682-3000

Investors: Aaron Broholm, Vice President, Investor Relations

Media: Maribeth Burns, Vice President, Corporate Communications

The J. M. Smucker Company

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended April 30,			Year Ended April 30,
			% Increase			% Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
	(Dollars in millions, except per share data)

Net sales	$1,807.6	$1,447.1	25%	$7,811.2	$5,692.7	37%
Cost of products sold	1,119.6	1,016.5	10%	4,843.4	3,724.0	30%
Gross Profit	688.0	430.6	60%	2,967.8	1,968.7	51%
Gross margin	38.1%	29.8%		38.0%	34.6%

Selling, distribution, and administrative expenses	351.8	288.2	22%	1,510.3	1,031.3	46%
Amortization	50.2	35.6	41%	208.4	110.9	88%
Other special project costs	41.0	39.3	4%	135.9	56.6	140%
Other operating income - net	(1.1)	(3.0)	(63%)	(32.1)	(2.1)	n/m
Operating Income	246.1	70.5	249%	1,145.3	772.0	48%
Operating margin	13.6%	4.9%		14.7%	13.6%

Interest expense - net	(40.5)	(29.5)	37%	(171.1)	(79.9)	114%
Other debt costs	-	(173.3)	(100%)	-	(173.3)	(100%)
Other income - net	4.6	2.5	84%	3.7	4.2	(12%)
Income (Loss) Before Income Taxes	210.2	(129.8)	n/m	977.9	523.0	87%
Income tax expense (benefit)	19.2	(39.5)	(149%)	289.2	178.1	62%
Net Income (Loss)	$191.0	$(90.3)	n/m	$688.7	$344.9	100%

Net income (loss) per common share	$1.61	$(0.82)	n/m	$5.77	$3.33	73%

Net income (loss) per common share –
assuming dilution	$1.61	$(0.82)	n/m	$5.76	$3.33	73%

Dividends declared per common share	$0.67	$0.64	5%	$2.68	$2.56	5%

Weighted-average shares outstanding	118,755,584	109,568,885	8%	119,436,199	103,691,978	15%
Weighted-average shares outstanding –
assuming dilution	118,845,157	109,577,740	8%	119,477,312	103,697,261	15%

The J. M. Smucker Company

Unaudited Condensed Consolidated Balance Sheets

	April 30, 2016	April 30, 2015
	(Dollars in millions)
Assets
Current Assets:
Cash and cash equivalents	$109.8	$125.6
Trade receivables, less allowance for doubtful accounts	450.1	430.1
Inventories	899.4	1,163.6
Other current assets	114.1	264.6
Total Current Assets	1,573.4	1,983.9

Property, Plant, and Equipment - Net	1,627.7	1,678.3

Other Noncurrent Assets:
Goodwill	6,091.1	6,011.6
Other intangible assets - net	6,494.4	6,950.3
Other noncurrent assets	197.5	182.2
Total Other Noncurrent Assets	12,783.0	13,144.1
Total Assets	$15,984.1	$16,806.3

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$459.4	$402.8
Short-term borrowings	284.0	226.0
Other current liabilities	469.6	393.8
Total Current Liabilities	1,213.0	1,022.6

Noncurrent Liabilities:
Long-term debt	5,146.0	5,944.9
Other noncurrent liabilities	2,616.6	2,751.9
Total Noncurrent Liabilities	7,762.6	8,696.8

Shareholders' Equity	7,008.5	7,086.9
Total Liabilities and Shareholders' Equity	$15,984.1	$16,806.3

The J. M. Smucker Company

Unaudited Condensed Consolidated Statements of Cash Flow

	Three Months Ended April 30,		Year Ended April 30,
	2016	2015	2016	2015
	(Dollars in millions)
Operating Activities
Net income (loss)	$191.0	$(90.3)	$688.7	$344.9
Adjustments to reconcile net income (loss) to net cash
provided by operations:
Depreciation	56.2	43.4	221.7	157.5
Amortization	50.2	35.6	208.4	110.9
Share-based compensation expense	7.7	7.6	34.6	23.5
Gain on divestiture	-	-	(25.3)	-
Loss on disposal of assets - net	1.8	1.7	5.6	6.0
Deferred income tax (benefit) expense	(95.2)	7.7	(95.2)	7.7
Other noncash adjustments	(0.7)	(11.4)	(2.2)	(12.0)
Make-whole payments included in financing activities	-	163.3	-	163.3
Defined benefit pension contributions	(6.2)	(11.4)	(8.6)	(15.7)
Changes in assets and liabilities, net of effect
from businesses acquired:
Trade receivables	57.1	87.1	(21.9)	21.8
Inventories	48.0	41.8	240.1	25.3
Accounts payable and accrued items	(44.8)	(36.3)	48.5	(165.7)
Proceeds from settlement of interest rate swaps - net	-	-	-	53.5
Income and other taxes	77.5	(49.8)	144.2	(41.6)
Other - net	(7.1)	32.6	19.7	53.8
Net Cash Provided by Operating Activities	335.5	221.6	1,458.3	733.2

Investing Activities
Business acquired, net of cash acquired	-	(1,240.0)	7.9	(1,320.5)
Equity investment in affiliate	-	-	(16.0)	-
Additions to property, plant, and equipment	(40.6)	(85.6)	(201.4)	(247.7)
Proceeds from divestiture	-	-	193.7	-
Proceeds from disposal of property, plant, and equipment	3.8	1.0	4.0	2.6
Other - net	27.8	(18.1)	33.5	(30.1)
Net Cash (Used for) Provided by Investing Activities	(9.0)	(1,342.7)	21.7	(1,595.7)

Financing Activities
Short-term borrowings (repayments) - net	146.0	(38.0)	58.0	(22.4)
Proceeds from long-term debt	-	5,382.5	-	5,382.5
Repayments of long-term debt, including make-whole payments	-	(4,093.9)	(800.0)	(4,193.9)
Quarterly dividends paid	(80.1)	(65.0)	(316.6)	(254.0)
Purchase of treasury shares	(433.3)	(9.0)	(441.1)	(24.3)
Other - net	0.9	(35.0)	3.5	(24.7)
Net Cash (Used for) Provided by Financing Activities	(366.5)	1,141.6	(1,496.2)	863.2
Effect of exchange rate changes on cash	9.3	(6.6)	0.4	(28.6)
Net (decrease) increase in cash and cash equivalents	(30.7)	13.9	(15.8)	(27.9)
Cash and cash equivalents at beginning of period	140.5	111.7	125.6	153.5
Cash and Cash Equivalents at End of Period	$109.8	$125.6	$109.8	$125.6

The J. M. Smucker Company

Unaudited Supplemental Schedule

	Three Months Ended April 30,				Year Ended April 30,
		% of		% of		% of		% of
	2016	Net Sales	2015	Net Sales	2016	Net Sales	2015	Net Sales
	(Dollars in millions)

Net sales	$1,807.6		$1,447.1		$7,811.2		$5,692.7
Selling, distribution, and
administrative expenses:
Marketing	83.2	4.6%	77.3	5.3%	441.7	5.7%	282.4	5.0%
Selling	69.2	3.8%	55.5	3.8%	314.1	4.0%	209.3	3.7%
Distribution	44.9	2.5%	45.8	3.2%	230.2	2.9%	163.4	2.9%
General and administrative	154.5	8.5%	109.6	7.6%	524.3	6.7%	376.2	6.6%
Total selling, distribution, and administrative expenses	$351.8	19.5%	$288.2	19.9%	$1,510.3	19.3%	$1,031.3	18.1%

Amounts may not add due to rounding.

The J. M. Smucker Company

Unaudited Reportable Segments

	Three Months Ended April 30,		Year Ended April 30,
	2016	2015	2016	2015
	(Dollars in millions)

Net sales:
U.S. Retail Coffee	$512.6	$468.6	$2,239.2	$2,076.1
U.S. Retail Consumer Foods	473.7	483.2	2,269.7	2,330.8
U.S. Retail Pet Foods	562.9	239.1	2,250.4	239.1
International and Foodservice	258.4	256.2	1,051.9	1,046.7
Total net sales	$1,807.6	$1,447.1	$7,811.2	$5,692.7

Segment profit (loss):
U.S. Retail Coffee	$153.2	$109.9	$645.9	$549.2
U.S. Retail Consumer Foods	89.0	94.8	459.9	459.2
U.S. Retail Pet Foods	116.6	(15.3)	392.0	(15.3)
International and Foodservice	33.0	30.6	156.8	140.4
Total segment profit	$391.8	$220.0	$1,654.6	$1,133.5
Interest expense - net	(40.5)	(29.5)	(171.1)	(79.9)
Other debt costs	-	(173.3)	-	(173.3)
Unallocated derivative gains (losses)	9.3	(24.1)	12.0	(24.5)
Cost of products sold - special project costs	(3.0)	(5.1)	(12.2)	(6.2)
Other special project costs	(41.0)	(39.3)	(135.9)	(56.6)
Corporate administrative expenses	(111.0)	(81.0)	(373.2)	(274.2)
Other income - net	4.6	2.5	3.7	4.2
Income (loss) before income taxes	$210.2	$(129.8)	$977.9	$523.0

Segment profit (loss) margin:
U.S. Retail Coffee	29.9%	23.4%	28.8%	26.5%
U.S. Retail Consumer Foods	18.8%	19.6%	20.3%	19.7%
U.S. Retail Pet Foods	20.7%	(6.4%)	17.4%	(6.4%)
International and Foodservice	12.8%	11.9%	14.9%	13.4%

Non-GAAP Measures

The Company uses non-GAAP financial measures including: net sales excluding the noncomparable impact of acquisitions, divesture, and foreign currency exchange; non-GAAP gross profit, operating income, income (loss), and income (loss) per diluted share; adjusted non-GAAP income (loss) and income (loss) per diluted share; earnings before interest, taxes, depreciation, and amortization (“EBITDA”); and free cash flow as key measures for purposes of evaluating performance internally. The Company believes that these measures provide useful information to investors because they are the measures used to evaluate performance on a comparable year-over-year basis. Non-GAAP profit measures exclude certain items affecting comparability which include merger and integration and restructuring costs (“special project costs”) and unallocated gains and losses on commodity and foreign currency exchange derivatives (“unallocated derivative gains and losses”). The special project costs relate to specific merger and integration and restructuring projects that are each nonrecurring in nature and can significantly affect the year-over-year assessment of operating results. Unallocated derivative gains and losses reflect the changes in fair value of the Company’s commodity and foreign currency exchange contracts and also affect comparability on a year-over-year basis. Adjusted non-GAAP income per diluted share further excludes the noncash impact of intangible amortization. The Company believes this provides investors an additional metric to evaluate performance and the ability to generate cash necessary to achieve its deleveraging objectives. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Rather, the presentation of these non-GAAP financial measures supplements other metrics used by management to internally evaluate its businesses, and facilitates the comparison of past and present operations and liquidity. These non-GAAP financial measures may not be comparable to similar measures used by other companies and may exclude certain nondiscretionary expenses and cash payments. A reconciliation of certain non-GAAP financial measures to the comparable GAAP financial measure for the current and prior year periods is included in the “Unaudited Non-GAAP Financial Measures” tables. The Company has also provided a reconciliation of non-GAAP financial measures for its fiscal 2017 outlook. As the amount of unallocated derivative gains and losses varies depending on market conditions and levels of derivative transactions with respect to a particular fiscal year, it is not determinable on a forward-looking basis and no guidance has been provided.

The J. M. Smucker Company

Unaudited Non-GAAP Financial Measures

	Three Months Ended April 30,				Year Ended April 30,
			Increase				Increase
	2016	2015	(Decrease)%		2016	2015	(Decrease)%
	(Dollars in millions)

Net sales reconciliation:
Net sales	$1,807.6	$1,447.1	$360.5	25%	$7,811.2	$5,692.7	$2,118.5	37%
Big Heart acquisition	(336.9)	-	(336.9)	(23%)	(2,055.2)	-	(2,055.2)	(36%)
Sahale acquisition	-	-	-	-	(12.0)	-	(12.0)	-
Milk divestiture	-	(36.6)	36.6	3%	-	(47.6)	47.6	1%
Net sales excluding acquisitions and divestiture	$1,470.7	$1,410.5	$60.2	4%	$5,744.0	$5,645.1	$98.9	2%
Foreign currency exchange	7.0	-	7.0	-	59.8	-	59.8	1%
Net sales excluding acquisitions, divestiture,
and foreign currency exchange	$1,477.7	$1,410.5	$67.2	5%	$5,803.8	$5,645.1	$158.7	3%

Amounts may not add due to rounding.

Net sales excluding acquisitions and divestiture have been adjusted for the noncomparable impact of the Big Heart and Sahale Snacks, Inc. (“Sahale”) acquisitions and the U.S. canned milk divestiture. Big Heart was acquired on March 23, 2015, Sahale was acquired on September 2, 2014, and the U.S. canned milk business was divested on December 31, 2015.

The J. M. Smucker Company

Unaudited Non-GAAP Financial Measures

	Three Months Ended April 30,		Year Ended April 30,
	2016	2015	2016	2015
	(Dollars in millions, except per share data)

Gross profit reconciliation:
Gross profit	$688.0	$430.6	$2,967.8	$1,968.7
Unallocated derivative (gains) losses	(9.3)	24.1	(12.0)	24.5
Cost of products sold - special project costs	3.0	5.1	12.2	6.2
Non-GAAP gross profit	$681.7	$459.8	$2,968.0	$1,999.4
% of net sales	37.7%	31.8%	38.0%	35.1%

Operating income reconciliation:
Operating income	$246.1	$70.5	$1,145.3	$772.0
Unallocated derivative (gains) losses	(9.3)	24.1	(12.0)	24.5
Cost of products sold - special project costs	3.0	5.1	12.2	6.2
Other special project costs	41.0	39.3	135.9	56.6
Non-GAAP operating income	$280.8	$139.0	$1,281.4	$859.3
% of net sales	15.5%	9.6%	16.4%	15.1%

Net income (loss) reconciliation:
Net income (loss)	$191.0	$(90.3)	$688.7	$344.9
Income tax expense (benefit)	19.2	(39.5)	289.2	178.1
Unallocated derivative (gains) losses	(9.3)	24.1	(12.0)	24.5
Cost of products sold - special project costs	3.0	5.1	12.2	6.2
Other special project costs	41.0	39.3	135.9	56.6
Non-GAAP income (loss) before income taxes	$244.9	$(61.3)	$1,114.0	$610.3
Income tax expense (benefit), as adjusted	23.8	(16.0)	329.4	207.8
Non-GAAP income (loss)	$221.1	$(45.3)	$784.6	$402.5

Non-GAAP income (loss) before income taxes	$244.9	$(61.3)	$1,114.0	$610.3
Amortization	50.2	35.6	208.4	110.9
Adjusted non-GAAP income (loss) before income taxes	$295.1	$(25.7)	$1,322.4	$721.2
Income tax expense (benefit), as adjusted	29.8	(3.4)	391.1	245.6
Adjusted non-GAAP income (loss)	$265.3	$(22.3)	$931.3	$475.6

Weighted-average common shares outstanding	118,243,385	109,004,988	118,918,701	103,038,271
Weighted-average participating shares outstanding	512,199	563,897	517,498	653,707
Total weighted-average shares outstanding	118,755,584	109,568,885	119,436,199	103,691,978
Dilutive effect of stock options	89,573	8,855	41,113	5,283
Total weighted-average shares outstanding - assuming dilution	118,845,157	109,577,740	119,477,312	103,697,261

Non-GAAP income (loss) per common share - assuming dilution	$1.86	$(0.41)	$6.57	$3.88
Adjusted non-GAAP income (loss) per common share - assuming dilution	$2.23	$(0.20)	$7.79	$4.59

The J. M. Smucker Company

Unaudited Non-GAAP Financial Measures

	Three Months Ended April 30,		Year Ended April 30,
	2016	2015	2016	2015
	(Dollars in millions)
EBITDA reconciliation:
Net income (loss)	$191.0	$(90.3)	$688.7	$344.9
Income tax expense (benefit)	19.2	(39.5)	289.2	178.1
Interest expense - net	40.5	29.5	171.1	79.9
Depreciation	56.2	43.4	221.7	157.5
Amortization	50.2	35.6	208.4	110.9
Earnings before interest, taxes, depreciation, and amortization	$357.1	$(21.3)	$1,579.1	$871.3
% of net sales	19.8%	(1.5%)	20.2%	15.3%

Free cash flow reconciliation:
Net cash provided by operating activities	$335.5	$221.6	$1,458.3	$733.2
Additions to property, plant, and equipment	(40.6)	(85.6)	(201.4)	(247.7)
Free cash flow	$294.9	$136.0	$1,256.9	$485.5

The following tables provide a reconciliation of the Company’s fiscal 2017 guidance for estimated adjusted non-GAAP income per diluted share and free cash flow.

	Year Ending April 30, 2017
	Low	High

Net income per common share - assuming dilution reconciliation:
Net income per common share - assuming dilution	$5.85	$6.00
Special project costs	0.57	0.57
Amortization	1.18	1.18
Adjusted non-GAAP income	$7.60	$7.75

Year Ending April 30, 2017
(Dollars in millions)
Free cash flow reconciliation:
Net cash provided by operating activities	$1,240
Additions to property, plant, and equipment	(240)
Free cash flow	$1,000